ACE Securities Corp. Home Equity Loan Trust Series 2006-NC2	Filed pursuant to rule 433(d) - Registration No. 333-131727 FREE WRITING PROSPECTUS

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp.

$861,478,000 (Approximate)
Home Equity Loan Trust Series 2006-NC2

ACE Securities Corp. (Depositor) ACE Securities Corp. Home Equity Loan Trust, Series 2006-NC2 (Issuing Entity)

August 14, 2006

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUING ENTITY IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED August 14, 2006
ACE Securities Corp.
Home Equity Loan Trust, Series 2006-NC2
$861,478,000 (Approximate)

All dollar amounts and percentages contained herein are subject to a permitted variance of +/- 10%

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M
Offered Certificates:
A-1	316,508,000	Float	2.18	1 - 81	0	ACT/360	July 2036	AAA / Aaa
A-2A	189,052,000	Float	1.00	1 - 21	0	ACT/360	July 2036	AAA / Aaa
A-2B	82,832,000	Float	2.00	21 - 28	0	ACT/360	July 2036	AAA / Aaa
A-2C	51,640,000	Float	3.00	28 - 61	0	ACT/360	July 2036	AAA / Aaa
A-2D	42,290,000	Float	6.40	61 - 81	0	ACT/360	July 2036	AAA / Aaa
M-1	34,297,000	Float	5.11	49 - 81	0	ACT/360	July 2036	AA+ / Aa1
M-2	47,835,000	Float	4.87	44 - 81	0	ACT/360	July 2036	AA / Aa2
M-3	15,343,000	Float	4.76	43 - 81	0	ACT/360	July 2036	AA- / Aa2
M-4	16,697,000	Float	4.72	42 - 81	0	ACT/360	July 2036	A+ / Aa3
M-5	16,697,000	Float	4.68	40 - 81	0	ACT/360	July 2036	A / A2
M-6	12,636,000	Float	4.65	40 - 81	0	ACT/360	July 2036	A- / A2
M-7	13,538,000	Float	4.63	39 - 81	0	ACT/360	July 2036	BBB+ / A3
M-8	9,477,000	Float	4.62	39 - 81	0	ACT/360	July 2036	BBB / Baa1
M-9	12,636,000	Float	4.59	38 - 81	0	ACT/360	July 2036	BBB- / Baa2

Total Offered	$861,478,000

Non-Offered Certificates
M-10	14,892,000	Float	* Not Offered *
M-11	9,928,000	Float	* Not Offered *
Total Non-Offered	$24,820,000

Total	$886,298,000

Pricing Speed
Fixed-Rate Mortgage Loans:	100% PPC (4% CPR growing to 23% CPR over 12 months, and 23% CPR for each month thereafter)

Adjustable-Rate Mortgage Loans:
100% PPC (5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC)

Transaction Overview

Certificates:
The Class A-1 Certificates and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates”; and together with the Class A-1 Certificates, the “Senior Certificates” or “Class A Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates (collectively, the “Mezzanine Certificates” or “Class M Certificates”). The Class A-1 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming principal balances (the “Group I Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming and non-conforming principal balances (the “Group II Mortgage Loans”). The Mezzanine Certificates are backed by the Group I Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates are the only certificates offered by this free writing prospectus (collectively, the “Offered Certificates”). The trust will also issue the Class M-10 Certificates, the Class M-11 Certificates, the Class CE Certificates, the Class P Certificates and the Class R Certificates which are not offered hereby. The pass-through rate on the Class A-1 Certificates will be the lesser of (i) One-Month LIBOR plus a margin and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Class A-2 Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 4,878 adjustable-rate and fixed-rate, first and second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of the Mortgage Loans is approximately $902,542,793 as of the Cut-off Date. The Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will consist of approximately 2,496 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $418,661,671and the Group II Mortgage Loans will consist of approximately 2,382 conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately $483,881,121.

Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

Depositor:	ACE Securities Corp. (“ACE”)

Issuing Entity:	ACE Securities Corp. Home Equity Loan Trust, Series 2006-NC2. The Issuing Entity is also referred to herein as the trust.

Originator:	New Century Mortgage Corporation

Master Servicer and Securities Administrator:	Wells Fargo Bank, National Association

Servicer:	Countrywide Home Loans Servicing LP

Trustee:	HSBC Bank USA, National Association

Custodians: Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager: Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company)

Underwriter: Deutsche Bank Securities Inc.

Swap Provider: TBD

Cut-off Date:	September 1, 2006

Expected Pricing:	Week of August 14, 2006

Expected Closing Date:	On or about [September 15], 2006

Record Date:
For so long as the Class A Certificates and Class M Certificates are held in book-entry form, the Record Date will be the business day immediately preceding the related Distribution Date. With respect to any Certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:	The 25th day of each month (or the next business day if such day is not a business day) commencing in October 2006.

Determination Date:
The Determination Date with respect to any Distribution Date is the 18th day of the month in which the Distribution Date occurs or, if such day is not a business day, on the immediately preceding business.

Servicer Remittance Date:
The 22nd day of the month in which such Distribution Date occurs; provided that if such 22nd day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately preceding such 22nd day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date and (i) principal prepayments in full, shall be the period from the 16th day of the month immediately preceding the Distribution Date to the 15th day of the month of the Distribution Date and (ii) principal prepayments in part, the calendar month prior to such Distribution Date.

Interest Accrual Period:
Interest will initially accrue on the Class A Certificates and Class M Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Class A Certificates and Class M Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:
The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately 0.5185% per annum for the Mortgage Loans.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Compensating Interest:	On each distribution Date, the Servicer will be required to cover Prepayment Interest Shortfalls on voluntary prepayments in full on the Mortgage Loans received from the 16th day of the month prior to the month of such Distribution Date to the last day of such prior month, up to the Servicing Fee payable to the Servicer for such Distribution Date. If the Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the amount of the compensation payable to the Master Servicer for such Distribution Date.

Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans (and properties acquired in respect of the Mortgage Loans) remaining in the trust as of the last day of the related Due Period has been reduced to less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the certificates, but is not required to do so.

Monthly Servicer Advances:
The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments. The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable by the Servicer. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest; 2) Overcollateralization (“OC”); and 3) Subordination

Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider and available for this purpose, if any, second, to the Class CE Certificates, third, to the Class M-11 Certificates, fourth, to the Class M-10 Certificates, fifth, to the Class M-9 Certificates, sixth, to the Class M-8 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-6 Certificates, ninth, to the Class M-5 Certificates, tenth, to the Class M-4 Certificates, eleventh, to the Class M-3 Certificates, twelfth, to the Class M-2 Certificates and thirteenth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, if any is available for such Distribution Date, and any Net Swap Payments paid by the Swap Provider and available for this purpose.

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate certificate principal balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately 1.80% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 3.60% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, to the extent available will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net Monthly Excess Cashflow for that Distribution Date and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the first Distribution Date following the distribution date on which the aggregate certificate principal balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in October 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 48.80%.

Credit Enhancement Percentage:
As of the Closing Date the Initial Credit Enhancement Percentage is as set forth below under the heading “Initial CE %”. The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate certificate principal balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

Class	(S/M)	Initial CE %	CE % On/After Step Down Date
A	AAA / Aaa	24.40%	48.80%
M-1	AA+ / Aa1	20.60%	41.20%
M-2	AA / Aa2	15.30%	30.60%
M-3	AA- / Aa2	13.60%	27.20%
M-4	A+ / Aa3	11.75%	23.50%
M-5	A / A2	9.90%	19.80%
M-6	A- / A2	8.50%	17.00%
M-7	BBB+ / A3	7.00%	14.00%
M-8	BBB / Baa1	5.95%	11.90%
M-9	BBB- / Baa2	4.55%	9.10%
M-10	BB+ / Ba1	2.90%	5.80%
M-11	BB / Ba2	1.80%	3.60%

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of any Net Swap Payment and any Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (not caused by the occurrence of a Swap Provider trigger event) (described below), to the Swap Provider under the Swap Agreement, over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date and (y) the amount of principal required to be distributed to the holders of the certificates on such Distribution Date.

Net WAC Pass-Through Rate:
Class A-1 Certificates or Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of 12 and a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the related loan group during the related Due Period minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager with respect to the related Mortgage Loans for such Distribution Date and the Group I Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment and any Swap Termination Payment (not caused by the occurrence of a Swap Provider trigger event) payable to the Swap Provider for such Distribution Date and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date).

Mezzanine Certificates: The per annum rate equal to (x) the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current certificate principal balance of the related Class A Certificates) of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount:
On any Distribution Date the “Net WAC Rate Carryover Amount” for any Class of Certificates will be equal to the sum of (i) the excess of, if any, (a) the amount of interest that would have accrued on such class based on one month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion at a rate equal to one month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the supplemental interest trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider identified in the final prospectus supplement. The Swap Agreement will have an initial notional amount of $783,342,714. Beginning with the Distribution Date in April 2007, the Trust (through a supplemental interest trust) will be obligated to pay to the Swap Provider an amount equal to the product of (i) [5.28]%, (ii) the Swap Notional Amount (as defined below) and (iii) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Class A Certificates and Class M Certificates, an amount equal to the product of (i) one-month LIBOR, (ii) the Swap Notional Amount and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related Interest Accrual Period and the denominator of which is 360, until the Swap Agreement is terminated. The “Swap Notional Amount” for each Distribution Date will be equal to the scheduled swap notional amount set forth in the Swap Agreement for such Distribution Date. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Securities Administrator on behalf of the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Group I Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group I Cap Agreement”, which will be effective for the period commencing on the Distribution Date occurring in October 2006 and ending on the Distribution Date occurring in March 2007, to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-1 Certificates and the Mezzanine Certificates as described herein. The Group I Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group I Mortgage Loans and (ii) the aggregate Certificate Principal Balance of the Class A-1 Certificates, the Mezzanine Certificates and the Class CE Certificates, and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Group II Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group II Cap Agreement”, which will be effective for the period commencing on the Distribution Date occurring in October 2006 and ending on the Distribution Date occurring in March 2007, to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-2A, Class A-2B, Class A-2C, Class A-2D Certificates and the Mezzanine Certificates as described herein. The Group II Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group II Mortgage Loans and (ii) the aggregate Certificate Principal Balance of the Class A-2A, Class A-2B, Class A-2C, Class A-2D Certificates, the Mezzanine Certificates and Class CE Certificates, and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Available Distribution Amount:
For any Distribution Date, net of the administration fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; and (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period.

Class A Principal Distribution Amount:
Until the Stepdown Date, the Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates concurrently, on a pro rata basis based on the related Class A principal allocation percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group I Mortgage Loans (in the case of the Class A-1 Certificates) or the principal remittance amount for the Group II Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans).

Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest and any Net Swap Payment received from the Swap Provider and required to maintain or restore the Required Overcollateralization Amount until the aggregate certificate principal balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 48.80% Credit Enhancement Percentage (2x the Class A Initial Credit Enhancement Percentage). The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates to the extent of their respective group-based principal distribution amount.

Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero; provided, however, on any Distribution Date on which the aggregate certificate principal balance of the Mezzanine Certificates has been reduced to zero, all principal distributions will be distributed to the Class A-2 Certificates concurrently, on a pro rata basis, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:
Unless the aggregate certificate principal balance of the Class A Certificates is reduced to zero, the Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 41.20% Credit Enhancement Percentage (2x the Class M-1 Initial Credit Enhancement Percentage), second to the Class M-2 Certificates until it reaches approximately a 30.60% Credit Enhancement Percentage (2x the Class M-2 Initial Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 27.20% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 23.50% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 19.80% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), sixth to the Class M-6 Certificates until it reaches approximately a 17.00% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 14.00% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 11.90% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), ninth to the Class M-9 Certificates until it reaches approximately a 9.10% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage), tenth to the Class M-10 Certificates until it reaches approximately a 5.80% Credit Enhancement Percentage (2x the Class M-10 Initial Credit Enhancement Percentage) and eleventh to the Class M-11 Certificates until it reaches approximately a 3.60% Credit Enhancement Percentage (2x the Class M-11 Initial Credit Enhancement Percentage).

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, provided that the pass-through rate on the certificates will still be subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x related Margin
M	The lesser of 1.5 x related Margin and related Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 32.80% of the Credit Enhancement Percentage of the Class A Certificates.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
October 2008 to September 2009	1.35%, plus 1/12th of 1.65% for each month thereafter
October 2009 to September 2010	3.00%, plus 1/12th of 1.70% for each month thereafter
October 2010 to September 2011	4.70%, plus 1/12th of 1.35% for each month thereafter
October 2011 to September 2012	6.05%, plus 1/12th of 0.70% for each month thereafter
October 2012 and thereafter	6.75%

Payment Priority:
I. On each Distribution Date, the Available Distribution Amount (net of any Net Swap Payments payable by the Swap Provider) will be distributed as follows:

1.  To the Supplemental Interest Trust, to pay any Net Swap Payment and any Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.  To pay interest to the Class A Certificates, pro rata based on entitlement, including any accrued unpaid interest from a prior Distribution Date, then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.
3.  To pay principal to the Class A Certificates in accordance with the principal payment provisions described above.
4.  To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above.
5.  From Net Monthly Excess Cashflow, if any, to the certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of the certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.
6.  From remaining Net Monthly Excess Cashflow, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.
7.  From remaining Net Monthly Excess Cashflow, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, on a sequential basis.
8.  From remaining Net Monthly Excess Cashflow, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates pro rata based on entitlement, and then, sequentially to the Mezzanine Certificates.
9.  From remaining Net Monthly Excess Cashflow, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
10.  To pay any remaining amount to the Class CE, Class P and Class R Certificates in accordance with the Pooling and Servicing Agreement.

II. Any Net Swap Payments on deposit in the Supplemental Interest Trust will be paid as follows:

1.  To pay any Net Swap Payment and any Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.  To pay any unpaid interest on the Class A Certificates including any accrued unpaid interest from a prior Distribution Date, on a pro rata basis based on entitlement, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.
3.  To pay any principal to the Class A Certificates and Mezzanine Certificates in accordance with the principal payment provisions described above in an amount necessary to restore or maintain the Required Overcollateralization Amount.*
4.  To pay any allocated Realized Losses* remaining unpaid on the Mezzanine Certificates, sequentially.
5.  To pay the remaining Net WAC Rate Carryover Amount on the Class A Certificates pro rata based on entitlement and then sequentially to the Mezzanine Certificates.
6.  To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
7.  To pay any remaining amount to the Class CE Certificates.

* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 3 and 4 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the Mortgage Loans from and after the Cut-Off Date.

ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Group 1 Cap Schedule
Distribution Date	Notional Schedule ($)	Strike Rate (%)
10/25/2006	418,661,671	7.50
11/25/2006	414,404,029	7.50
12/25/2006	409,433,755	7.50
1/25/2007	403,760,763	7.50
2/25/2007	397,398,694	7.50
3/25/2007	390,364,925	7.50

Group 2 Cap Schedule
Distribution Date	Notional Schedule ($)	Strike Rate (%)
10/25/2006	483,881,121	7.50
11/25/2006	478,898,207	7.50
12/25/2006	473,082,611	7.50
1/25/2007	466,446,090	7.50
2/25/2007	459,004,800	7.50
3/25/2007	450,779,311	7.50

Swap Schedule
Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
10/25/2006	-	10/25/2008	236,214,786
11/25/2006	-	11/25/2008	225,646,003
12/25/2006	-	12/25/2008	215,558,588
1/25/2007	-	1/25/2009	205,930,700
2/25/2007	-	2/25/2009	196,750,755
3/25/2007	-	3/25/2009	187,987,508
4/25/2007	783,342,714	4/25/2009	179,621,745
5/25/2007	755,994,254	5/25/2009	171,635,153
6/25/2007	726,833,376	6/25/2009	164,010,272
7/25/2007	696,763,252	7/25/2009	156,730,592
8/25/2007	667,941,042	8/25/2009	149,781,557
9/25/2007	640,314,805	9/25/2009	143,146,441
10/25/2007	613,834,771	10/25/2009	136,810,829
11/25/2007	588,453,244	11/25/2009	130,760,979
12/25/2007	564,124,518	12/25/2009	124,983,784
1/25/2008	540,804,795	1/25/2010	119,466,794
2/25/2008	518,452,103	2/25/2010	114,198,199
3/25/2008	497,026,221	3/25/2010	109,166,472
4/25/2008	476,440,904	4/25/2010	104,360,780
5/25/2008	456,700,982	5/25/2010	99,770,793
6/25/2008	429,393,091	6/25/2010	95,386,661
7/25/2008	365,864,061	7/25/2010	91,199,003
8/25/2008	313,084,438	8/25/2010	0
9/25/2008	269,143,783

Sensitivity Table
To 10% Call

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	22.70	4.19	2.18	1.46	1.20
	First Payment Date	Oct-06	Oct-06	Oct-06	Oct-06	Oct-06
	Last Payment Date	Jun-36	Sep-19	Jun-13	Oct-11	Dec-08

A-2A	Avg Life	17.91	1.52	1.00	0.83	0.68
	First Payment Date	Oct-06	Oct-06	Oct-06	Oct-06	Oct-06
	Last Payment Date	Dec-31	Jul-09	Jun-08	Mar-08	Nov-07

A-2B	Avg Life	27.02	3.88	2.00	1.76	1.48
	First Payment Date	Dec-31	Jul-09	Jun-08	Mar-08	Nov-07
	Last Payment Date	Oct-35	Mar-12	Jan-09	Aug-08	Jun-08

A-2C	Avg Life	29.70	7.48	3.00	2.07	1.83
	First Payment Date	Oct-35	Mar-12	Jan-09	Aug-08	Jun-08
	Last Payment Date	Jun-36	Sep-16	Oct-11	Jan-09	Aug-08

A-2D	Avg Life	29.78	12.33	6.40	2.66	2.02
	First Payment Date	Jun-36	Sep-16	Oct-11	Jan-09	Aug-08
	Last Payment Date	Jun-36	Sep-19	Jun-13	Sep-09	Nov-08

M-1	Avg Life	29.40	8.51	5.11	5.11	3.26
	First Payment Date	Jan-34	Sep-10	Oct-10	Oct-11	Dec-08
	Last Payment Date	Jun-36	Sep-19	Jun-13	Oct-11	May-10

M-2	Avg Life	29.40	8.51	4.87	4.98	3.68
	First Payment Date	Jan-34	Sep-10	May-10	Feb-11	Mar-10
	Last Payment Date	Jun-36	Sep-19	Jun-13	Oct-11	May-10

M-3	Avg Life	29.40	8.51	4.76	4.52	3.45
	First Payment Date	Jan-34	Sep-10	Apr-10	Nov-10	Dec-09
	Last Payment Date	Jun-36	Sep-19	Jun-13	Oct-11	May-10

M-4	Avg Life	29.40	8.51	4.72	4.34	3.28
	First Payment Date	Jan-34	Sep-10	Mar-10	Aug-10	Sep-09
	Last Payment Date	Jun-36	Sep-19	Jun-13	Oct-11	May-10

M-5	Avg Life	29.40	8.51	4.68	4.19	3.15
	First Payment Date	Jan-34	Sep-10	Jan-10	Jun-10	Jul-09
	Last Payment Date	Jun-36	Sep-19	Jun-13	Oct-11	May-10

Sensitivity Table
To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life	29.40	8.51	4.65	4.08	3.05
	First Payment Date	Jan-34	Sep-10	Jan-10	Apr-10	Jun-09
	Last Payment Date	Jun-36	Sep-19	Jun-13	Oct-11	May-10

M-7	Avg Life	29.40	8.51	4.63	4.00	2.99
	First Payment Date	Jan-34	Sep-10	Dec-09	Mar-10	May-09
	Last Payment Date	Jun-36	Sep-19	Jun-13	Oct-11	May-10

M-8	Avg Life	29.40	8.51	4.62	3.94	2.93
	First Payment Date	Jan-34	Sep-10	Dec-09	Feb-10	Apr-09
	Last Payment Date	Jun-36	Sep-19	Jun-13	Oct-11	May-10

M-9	Avg Life	29.40	8.51	4.59	3.89	2.89
	First Payment Date	Jan-34	Sep-10	Nov-09	Jan-10	Mar-09
	Last Payment Date	Jun-36	Sep-19	Jun-13	Oct-11	May-10

M-10	Avg Life	29.40	8.51	4.59	3.83	2.84
	First Payment Date	Jan-34	Sep-10	Oct-09	Nov-09	Feb-09
	Last Payment Date	Jun-36	Sep-19	Jun-13	Oct-11	May-10

M-11	Avg Life	29.40	8.38	4.50	3.74	2.78
	First Payment Date	Jan-34	Sep-10	Oct-09	Nov-09	Jan-09
	Last Payment Date	Jun-36	Sep-19	Jun-13	Oct-11	May-10

Sensitivity Table
To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	22.70	4.52	2.38	1.46	1.20
	First Payment Date	Oct-06	Oct-06	Oct-06	Oct-06	Oct-06
	Last Payment Date	Jun-36	Oct-33	Aug-22	Jan-19	Dec-08

A-2A	Avg Life	17.91	1.52	1.00	0.83	0.68
	First Payment Date	Oct-06	Oct-06	Oct-06	Oct-06	Oct-06
	Last Payment Date	Dec-31	Jul-09	Jun-08	Mar-08	Nov-07

A-2B	Avg Life	27.02	3.88	2.00	1.76	1.48
	First Payment Date	Dec-31	Jul-09	Jun-08	Mar-08	Nov-07
	Last Payment Date	Oct-35	Mar-12	Jan-09	Aug-08	Jun-08

A-2C	Avg Life	29.70	7.48	3.00	2.07	1.83
	First Payment Date	Oct-35	Mar-12	Jan-09	Aug-08	Jun-08
	Last Payment Date	Jun-36	Sep-16	Oct-11	Jan-09	Aug-08

A-2D	Avg Life	29.78	15.06	7.97	2.66	2.02
	First Payment Date	Jun-36	Sep-16	Oct-11	Jan-09	Aug-08
	Last Payment Date	Jun-36	Aug-33	Apr-22	Sep-09	Nov-08

M-1	Avg Life	29.40	9.42	5.64	8.15	5.24
	First Payment Date	Jan-34	Sep-10	Oct-10	Oct-12	Dec-08
	Last Payment Date	Jun-36	Feb-31	Jun-20	Sep-18	Aug-15

M-2	Avg Life	29.40	9.40	5.38	5.56	4.37
	First Payment Date	Jan-34	Sep-10	May-10	Feb-11	Mar-10
	Last Payment Date	Jun-36	Apr-30	Oct-19	Sep-16	Jan-14

M-3	Avg Life	29.40	9.37	5.25	4.91	3.74
	First Payment Date	Jan-34	Sep-10	Apr-10	Nov-10	Dec-09
	Last Payment Date	Jun-36	Dec-28	Nov-18	Jan-16	Jul-13

M-4	Avg Life	29.40	9.35	5.20	4.71	3.56
	First Payment Date	Jan-34	Sep-10	Mar-10	Aug-10	Sep-09
	Last Payment Date	Jun-36	May-28	Jul-18	Sep-15	Apr-13

M-5	Avg Life	29.40	9.31	5.14	4.55	3.42
	First Payment Date	Jan-34	Sep-10	Jan-10	Jun-10	Jul-09
	Last Payment Date	Jun-36	Sep-27	Feb-18	May-15	Jan-13

Sensitivity Table
To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-6	Avg Life	29.40	9.27	5.08	4.42	3.31
	First Payment Date	Jan-34	Sep-10	Jan-10	Apr-10	Jun-09
	Last Payment Date	Jun-36	Nov-26	Jul-17	Dec-14	Oct-12

M-7	Avg Life	29.40	9.22	5.03	4.32	3.23
	First Payment Date	Jan-34	Sep-10	Dec-09	Mar-10	May-09
	Last Payment Date	Jun-36	Feb-26	Feb-17	Aug-14	Jul-12

M-8	Avg Life	29.40	9.16	4.98	4.23	3.15
	First Payment Date	Jan-34	Sep-10	Dec-09	Feb-10	Apr-09
	Last Payment Date	Jun-36	Feb-25	Jul-16	Mar-14	Mar-12

M-9	Avg Life	29.40	9.06	4.91	4.14	3.08
	First Payment Date	Jan-34	Sep-10	Nov-09	Jan-10	Mar-09
	Last Payment Date	Jun-36	Apr-24	Jan-16	Oct-13	Nov-11

M-10	Avg Life	29.40	8.85	4.78	3.98	2.96
	First Payment Date	Jan-34	Sep-10	Oct-09	Nov-09	Feb-09
	Last Payment Date	Jun-36	Nov-22	Mar-15	Mar-13	Jun-11

M-11	Avg Life	29.40	8.41	4.51	3.76	2.79
	First Payment Date	Jan-34	Sep-10	Oct-09	Nov-09	Jan-09
	Last Payment Date	Jun-36	Jun-20	Nov-13	Feb-12	Aug-10

Class A-1 Effective Net WAC Schedule*			Class A-1 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	10/25/2006	18.406	46	7/25/2010	18.302
2	11/25/2006	20.121	47	8/25/2010	12.402
3	12/25/2006	20.376	48	9/25/2010	12.393
4	1/25/2007	20.122	49	10/25/2010	12.796
5	2/25/2007	20.122	50	11/25/2010	12.375
6	3/25/2007	20.939	51	12/25/2010	12.780
7	4/25/2007	21.770	52	1/25/2011	12.391
8	5/25/2007	21.676	53	2/25/2011	12.381
9	6/25/2007	21.373	54	3/25/2011	13.697
10	7/25/2007	21.249	55	4/25/2011	12.362
11	8/25/2007	20.930	56	5/25/2011	12.765
12	9/25/2007	20.713	57	6/25/2011	12.345
13	10/25/2007	20.608	58	7/25/2011	12.769
14	11/25/2007	20.292	59	8/25/2011	12.347
15	12/25/2007	20.198	60	9/25/2011	12.337
16	1/25/2008	19.884	61	10/25/2011	12.739
17	2/25/2008	19.686	62	11/25/2011	12.318
18	3/25/2008	19.735	63	12/25/2011	12.719
19	4/25/2008	19.297	64	1/25/2012	12.299
20	5/25/2008	19.230	65	2/25/2012	12.289
21	6/25/2008	18.884	66	3/25/2012	13.126
22	7/25/2008	19.044	67	4/25/2012	12.269
23	8/25/2008	17.988	68	5/25/2012	12.668
24	9/25/2008	17.214	69	6/25/2012	12.250
25	10/25/2008	16.813	70	7/25/2012	12.648
26	11/25/2008	16.476	71	8/25/2012	12.230
27	12/25/2008	16.645	72	9/25/2012	12.220
28	1/25/2009	17.240	73	10/25/2012	12.618
29	2/25/2009	17.107	74	11/25/2012	12.201
30	3/25/2009	17.749	75	12/25/2012	12.597
31	4/25/2009	16.849	76	1/25/2013	12.181
32	5/25/2009	16.967	77	2/25/2013	12.171
33	6/25/2009	16.702	78	3/25/2013	13.464
34	7/25/2009	17.817	79	4/25/2013	12.151
35	8/25/2009	17.416	80	5/25/2013	12.546
36	9/25/2009	17.297	81	6/25/2013	12.131
37	10/25/2009	17.464
38	11/25/2009	17.066
39	12/25/2009	17.342
40	1/25/2010	17.887
41	2/25/2010	17.776				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	3/25/2010	18.707				*1 Month LIBOR: 20%
43	4/25/2010	17.560				*6 Month Libor: 20%
44	5/25/2010	17.780				*Includes Net Swap Payments received from the Swap Provider and cap payment received from
45	6/25/2010	17.419				the Cap Provider

Class A-2 Effective Net WAC Schedule*			Class A-2 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	10/25/2006	18.548	46	7/25/2010	19.175
2	11/25/2006	20.304	47	8/25/2010	13.250
3	12/25/2006	20.564	48	9/25/2010	13.244
4	1/25/2007	20.305	49	10/25/2010	13.679
5	2/25/2007	20.305	50	11/25/2010	13.231
6	3/25/2007	21.142	51	12/25/2010	13.676
7	4/25/2007	21.954	52	1/25/2011	13.241
8	5/25/2007	21.866	53	2/25/2011	13.235
9	6/25/2007	21.557	54	3/25/2011	14.646
10	7/25/2007	21.440	55	4/25/2011	13.222
11	8/25/2007	21.115	56	5/25/2011	13.656
12	9/25/2007	20.900	57	6/25/2011	13.215
13	10/25/2007	20.801	58	7/25/2011	13.658
14	11/25/2007	20.479	59	8/25/2011	13.211
15	12/25/2007	20.392	60	9/25/2011	13.204
16	1/25/2008	20.073	61	10/25/2011	13.638
17	2/25/2008	19.875	62	11/25/2011	13.191
18	3/25/2008	19.938	63	12/25/2011	13.624
19	4/25/2008	19.489	64	1/25/2012	13.178
20	5/25/2008	19.430	65	2/25/2012	13.171
21	6/25/2008	19.250	66	3/25/2012	14.072
22	7/25/2008	19.377	67	4/25/2012	13.158
23	8/25/2008	18.320	68	5/25/2012	13.589
24	9/25/2008	17.559	69	6/25/2012	13.144
25	10/25/2008	17.178	70	7/25/2012	13.575
26	11/25/2008	16.831	71	8/25/2012	13.131
27	12/25/2008	17.187	72	9/25/2012	13.124
28	1/25/2009	17.725	73	10/25/2012	13.554
29	2/25/2009	17.594	74	11/25/2012	13.110
30	3/25/2009	18.290	75	12/25/2012	13.540
31	4/25/2009	17.342	76	1/25/2013	13.096
32	5/25/2009	17.478	77	2/25/2013	13.089
33	6/25/2009	17.373	78	3/25/2013	14.484
34	7/25/2009	18.453	79	4/25/2013	13.075
35	8/25/2009	18.033	80	5/25/2013	13.504
36	9/25/2009	17.916	81	6/25/2013	13.061
37	10/25/2009	18.109
38	11/25/2009	17.692
39	12/25/2009	18.171
40	1/25/2010	18.636
41	2/25/2010	18.528				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	3/25/2010	19.543				*1 Month LIBOR: 20%
43	4/25/2010	18.319				*6 Month Libor: 20%
44	5/25/2010	18.567				*Includes Net Swap Payments received from the Swap Provider and cap payment received from
45	6/25/2010	18.300				the Cap Provider

Class M Effective Net WAC Schedule*			Class M Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	10/25/2006	18.482	46	7/25/2010	18.771
2	11/25/2006	20.219	47	8/25/2010	12.858
3	12/25/2006	20.477	48	9/25/2010	12.850
4	1/25/2007	20.220	49	10/25/2010	13.271
5	2/25/2007	20.220	50	11/25/2010	12.836
6	3/25/2007	21.048	51	12/25/2010	13.262
7	4/25/2007	21.869	52	1/25/2011	12.849
8	5/25/2007	21.778	53	2/25/2011	12.841
9	6/25/2007	21.472	54	3/25/2011	14.209
10	7/25/2007	21.351	55	4/25/2011	12.825
11	8/25/2007	21.029	56	5/25/2011	13.238
12	9/25/2007	20.813	57	6/25/2011	12.804
13	10/25/2007	20.711	58	7/25/2011	13.237
14	11/25/2007	20.392	59	8/25/2011	12.802
15	12/25/2007	20.302	60	9/25/2011	12.794
16	1/25/2008	19.985	61	10/25/2011	13.212
17	2/25/2008	19.787	62	11/25/2011	12.778
18	3/25/2008	19.844	63	12/25/2011	13.195
19	4/25/2008	19.400	64	1/25/2012	12.761
20	5/25/2008	19.337	65	2/25/2012	12.753
21	6/25/2008	19.080	66	3/25/2012	13.624
22	7/25/2008	19.223	67	4/25/2012	12.736
23	8/25/2008	18.166	68	5/25/2012	13.152
24	9/25/2008	17.399	69	6/25/2012	12.720
25	10/25/2008	17.009	70	7/25/2012	13.135
26	11/25/2008	16.666	71	8/25/2012	12.703
27	12/25/2008	16.936	72	9/25/2012	12.695
28	1/25/2009	17.500	73	10/25/2012	13.109
29	2/25/2009	17.368	74	11/25/2012	12.678
30	3/25/2009	18.039	75	12/25/2012	13.092
31	4/25/2009	17.113	76	1/25/2013	12.661
32	5/25/2009	17.241	77	2/25/2013	12.652
33	6/25/2009	17.062	78	3/25/2013	13.999
34	7/25/2009	18.158	79	4/25/2013	12.635
35	8/25/2009	17.747	80	5/25/2013	13.048
36	9/25/2009	17.629	81	6/25/2013	12.618
37	10/25/2009	17.809
38	11/25/2009	17.401
39	12/25/2009	17.787
40	1/25/2010	18.289
41	2/25/2010	18.179				*PPC: 100% (ARM); PPC: 100% (Fixed)
42	3/25/2010	19.155				*1 Month LIBOR: 20%
43	4/25/2010	17.967				*6 Month Libor: 20%
44	5/25/2010	18.203				*Includes Net Swap Payments received from the Swap Provider and cap payment received from
45	6/25/2010	17.892				the Cap Provider

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	67	5.4017	5.4653	67	45	482	5.2693	5.3867	480
2	223	5.4148	5.4535	222	46	494	5.2701	5.4046	497
3	241	5.4150	5.4334	240	47	471	5.3145	5.4223	474
4	223	5.4247	5.4072	221	48	470	5.3647	5.4333	469
5	223	5.4058	5.3741	223	49	489	5.3670	5.4357	488
6	278	5.3556	5.3382	283	50	470	5.3708	5.4383	468
7	252	5.3326	5.3117	252	51	489	5.3735	5.4406	487
8	252	5.3100	5.2840	253	52	470	5.3764	5.4437	471
9	251	5.2548	5.2564	251	53	469	5.3789	5.4455	470
10	252	5.2281	5.2338	253	54	526	5.3802	5.4491	526
11	249	5.2079	5.2128	251	55	469	5.3837	5.4558	469
12	249	5.1872	5.1896	250	56	488	5.3856	5.4597	487
13	251	5.1665	5.1689	253	57	468	5.3890	5.4650	468
14	248	5.1453	5.1476	250	58	487	5.3899	5.4697	488
15	250	5.1228	5.1252	254	59	468	5.3995	5.4744	468
16	246	5.1020	5.1043	250	60	467	5.4111	5.4787	467
17	246	5.0813	5.0836	251	61	486	5.4122	5.4787	485
18	253	5.0601	5.0785	259	62	466	5.4144	5.4806	465
19	245	5.0404	5.0959	251	63	485	5.4166	5.4815	484
20	248	5.0196	5.1157	256	64	466	5.4178	5.4833	465
21	262	4.9982	5.1379	272	65	465	5.4200	5.4839	465
22	365	4.9790	5.1600	377	66	503	5.4197	5.4861	502
23	356	5.0520	5.1865	368	67	465	5.4216	5.4901	464
24	353	5.1554	5.1996	363	68	483	5.4222	5.4928	483
25	360	5.1508	5.1936	371	69	464	5.4235	5.4969	463
26	350	5.1456	5.1886	362	70	483	5.4239	5.4995	483
27	378	5.1406	5.1837	389	71	464	5.4318	5.5025	464
28	457	5.1356	5.1784	462	72	465	5.4399	5.5045	463
29	457	5.1305	5.1732	461	73	484	5.4401	5.5036	483
30	486	5.1247	5.1801	490	74	466	5.4415	5.5042	464
31	455	5.1214	5.2038	461	75	485	5.4411	5.5048	484
32	465	5.1151	5.2283	470	76	467	5.4427	5.5044	466
33	464	5.1105	5.2533	468	77	468	5.4420	5.5039	467
34	495	5.1057	5.2791	495	78	524	5.4408	5.5103	523
35	483	5.1809	5.3060	481	79	469	5.4420	5.5242	468
36	483	5.2570	5.3204	476	80	488	5.4427	5.5372	487
37	493	5.2589	5.3208	486	81	471	5.4416	5.5531	470
38	474	5.2611	5.3227	468
39	490	5.2631	5.3236	484
40	482	5.2639	5.3253	480
41	483	5.2651	5.3264	480
42	517	5.2652	5.3341	514
43	482	5.2678	5.3535	479
44	494	5.2681	5.3689	491

*Includes Net Swap Payments received from the Swap Provider.

Breakeven CDR Table for the Mezzanine Certificates
The assumptions for the breakeven CDR table below are as follows:
- The Pricing Assumption is applied
- 10% cleanup call is not exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing
The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss before the referenced Class incurs a writedown.

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	36.86	24.20
M-2	26.40	19.89
M-3	23.58	18.51
M-4	20.75	17.01
M-5	18.14	15.50
M-6	16.27	14.34
M-7	14.32	13.06
M-8	13.00	12.13
M-9	11.26	10.85
M-10	9.33	9.33
M-11	8.34	8.50

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL*
Number of Mortgage Loans:	4,878	Index Type:
Aggregate Principal Balance:	$902,542,793	6 Month LIBOR:	82.78%
Conforming Principal Balance Loans:	$764,076,603	Fixed Rate:	17.22%
Average Principal Balance:	$185,023	W.A. Initial Periodic Cap:	1.498%
Range:	$27,364 - $649,023	W.A. Subsequent Periodic Cap:	1.498%
W.A. Coupon:	8.495%	W.A. Lifetime Rate Cap:	6.996%
Range:	5.500% - 13.900%	Property Type:
W.A. Gross Margin:	6.195%	Single Family:	72.88%
Range:	4.500% - 8.450%	PUD:	12.30%
W.A. Remaining Term (months):	356	2-4 Family:	7.99%
Range (months):	175 - 357	Condo:	6.74%
W.A. Seasoning (months):	4	Modular:	0.09%
Latest Maturity Date:	June 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	89.93%
California:	34.99%	Investment:	6.82%
Florida:	10.97%	Second Home:	3.25%
New York:	6.50%	Documentation Status:
Texas:	4.81%	Full:	51.59%
New Jersey:	3.95%	Stated:	46.78%
W.A. Original Combined LTV:	81.48%	Easy:	1.63%
Range:	16.67% - 100.00%
First Liens:	93.93%	Non-Zero W.A. Prepayment Penalty - Term (months):	25
Second Liens:	6.07%	Loans with Prepay Penalties:	70.80%
Non-Balloon Loans:	50.42%	Interest Only Loans:	11.21%
Non-Zero W.A. FICO Score:	620	Non-Zero W.A. Interest Only Term (months):	60

* Subject to a permitted variance of +/- 10%
Tables reflect actual balances through 7/31/06 that have been rolled forward assuming all scheduled payments have been received through 9/1/06.

DESCRIPTION OF THE TOTAL COLLATERAL

Originator
		Aggregate	% of Aggregate
	Number of	Remaining	Remaining	Mortgage		CLTV
Originator	Mortgage Loans	Principal Balance	Principal Balance	Rates(%)	FICO	(%)
New Century	4,878	902,542,793	100.00	8.495	620	81.48
Total:	4,878	902,542,793	100.00	8.495	620	81.48

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 15 Year	27	2,485,283	0.28	8.442	615	71.28
Fixed - 20 Year	30	3,178,414	0.35	7.797	615	71.35
Fixed - 25 Year	3	391,898	0.04	8.295	604	82.74
Fixed - 30 Year	1,210	122,124,757	13.53	9.554	635	86.29
Balloon - 30/40	116	27,232,003	3.02	7.948	635	78.03
ARM - 2 Year/6 Month	1,403	219,482,437	24.32	8.742	608	81.08
ARM - 2 Year/6 Month IO	335	101,183,029	11.21	7.721	650	81.10
ARM - 2 Year/6 Month 30/40 Balloon	1,655	406,751,944	45.07	8.292	613	80.87
ARM - 3 Year/6 Month	38	6,224,410	0.69	8.659	635	78.88
ARM - 3 Year/6 Month 30/40 Balloon	61	13,488,617	1.49	7.995	610	78.00
Total:	4,878	902,542,793	100.00	8.495	620	81.48

IO Terms
			% of Aggregate		W.A.	W.A.
IO Terms (mos.)	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	4,543	801,359,763	88.79	8.592	616	81.53
60	335	101,183,029	11.21	7.721	650	81.10
Total:	4,878	902,542,793	100.00	8.495	620	81.48

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	268	10,884,321	1.21	11.007	636	95.74
50,000.01 - 100,000.00	1,285	96,034,406	10.64	9.756	614	86.48
100,000.01 - 150,000.00	957	119,256,666	13.21	9.036	611	81.78
150,000.01 - 200,000.00	629	108,925,979	12.07	8.583	607	78.77
200,000.01 - 250,000.00	505	113,298,346	12.55	8.256	607	78.90
250,000.01 - 300,000.00	360	98,285,731	10.89	8.125	618	79.37
300,000.01 - 350,000.00	260	84,387,068	9.35	8.122	624	81.43
350,000.01 - 400,000.00	231	85,916,546	9.52	8.101	624	81.29
400,000.01 - 450,000.00	146	61,825,921	6.85	8.034	630	83.10
450,000.01 - 500,000.00	106	50,174,841	5.56	8.010	635	82.46
500,000.01 - 550,000.00	58	30,200,999	3.35	7.922	653	82.64
550,000.01 - 600,000.00	46	26,378,528	2.92	7.926	658	80.78
600,000.01 - 650,000.00	27	16,973,439	1.88	7.973	632	80.01
Total:	4,878	902,542,793	100.00	8.495	620	81.48

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	271	11,011,576	1.22	10.987	636	95.57
50,000.01 - 100,000.00	1,283	95,934,516	10.63	9.756	614	86.49
100,000.01 - 150,000.00	959	119,556,588	13.25	9.034	611	81.78
150,000.01 - 200,000.00	627	108,626,058	12.04	8.584	607	78.76
200,000.01 - 250,000.00	505	113,298,346	12.55	8.256	607	78.90
250,000.01 - 300,000.00	363	99,165,868	10.99	8.119	619	79.31
300,000.01 - 350,000.00	260	84,486,877	9.36	8.130	624	81.52
350,000.01 - 400,000.00	228	85,190,287	9.44	8.093	624	81.29
400,000.01 - 450,000.00	147	62,275,413	6.90	8.026	629	83.08
450,000.01 - 500,000.00	105	49,944,288	5.53	8.011	635	82.52
500,000.01 - 550,000.00	57	29,701,009	3.29	7.950	652	82.58
550,000.01 - 600,000.00	46	26,378,528	2.92	7.926	658	80.78
600,000.01 - 650,000.00	27	16,973,439	1.88	7.973	632	80.01
Total:	4,878	902,542,793	100.00	8.495	620	81.48

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	27	2,485,283	0.28	8.442	615	71.28
181 - 240	30	3,178,414	0.35	7.797	615	71.35
241 - 300	3	391,898	0.04	8.295	604	82.74
301 - 360	4,818	896,487,197	99.33	8.497	620	81.54
Total:	4,878	902,542,793	100.00	8.495	620	81.48

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	19	5,408,291	0.60	5.804	665	72.69
6.000 - 6.499	70	20,289,961	2.25	6.294	657	72.71
6.500 - 6.999	292	79,826,056	8.84	6.814	645	76.48
7.000 - 7.499	362	88,576,943	9.81	7.246	633	78.21
7.500 - 7.999	741	179,290,056	19.86	7.765	629	79.96
8.000 - 8.499	598	123,496,766	13.68	8.252	616	79.95
8.500 - 8.999	698	135,953,369	15.06	8.743	615	81.01
9.000 - 9.499	504	89,423,306	9.91	9.235	595	82.94
9.500 - 9.999	492	74,687,414	8.28	9.764	596	85.64
10.000 - 10.499	283	34,406,002	3.81	10.216	589	84.48
10.500 - 10.999	246	25,488,272	2.82	10.716	619	89.69
11.000 - 11.499	162	14,664,650	1.62	11.207	626	92.26
11.500 - 11.999	153	12,349,604	1.37	11.752	633	97.12
12.000 - 12.499	133	9,732,866	1.08	12.177	626	98.66
12.500 - 12.999	101	7,376,243	0.82	12.658	625	99.85
13.000 - 13.499	17	1,027,468	0.11	13.127	623	100.00
13.500 - 13.999	7	545,525	0.06	13.729	622	100.00
Total:	4,878	902,542,793	100.00	8.495	620	81.48

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	117	18,414,443	2.04	7.770	596	41.54
50.01 - 55.00	46	8,132,044	0.90	7.953	603	52.69
55.01 - 60.00	102	20,437,995	2.26	8.036	597	57.93
60.01 - 65.00	138	28,346,579	3.14	7.897	590	63.54
65.01 - 70.00	173	38,219,480	4.23	8.105	590	68.91
70.01 - 75.00	268	51,520,190	5.71	8.347	585	73.96
75.01 - 80.00	1,694	361,828,953	40.09	8.050	635	79.83
80.01 - 85.00	537	107,913,896	11.96	8.567	587	84.51
85.01 - 90.00	744	149,093,348	16.52	8.776	618	89.64
90.01 - 95.00	277	61,344,807	6.80	8.740	637	94.84
95.01 - 100.00	782	57,291,057	6.35	11.330	655	99.98
Total:	4,878	902,542,793	100.00	8.495	620	81.48

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	284	43,087,579	4.77	9.372	512	76.20
525 - 549	382	62,292,923	6.90	8.933	537	76.41
550 - 574	503	95,241,385	10.55	8.719	561	79.28
575 - 599	700	128,594,889	14.25	8.568	588	80.43
600 - 624	865	156,114,701	17.30	8.381	612	82.01
625 - 649	853	158,374,905	17.55	8.424	637	83.76
650 - 674	574	113,274,750	12.55	8.265	661	83.05
675 - 699	299	62,449,676	6.92	8.257	685	83.79
700 - 724	199	40,367,549	4.47	8.166	711	82.91
725 - 749	124	24,688,994	2.74	8.171	736	82.94
750 - 774	60	11,311,013	1.25	8.533	757	85.30
775 - 799	30	6,211,644	0.69	7.610	783	78.81
800 - 824	5	532,785	0.06	8.627	806	78.69
Total:	4,878	902,542,793	100.00	8.495	620	81.48

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	1,142	315,788,560	34.99	8.193	629	80.50
Florida	609	99,015,240	10.97	8.611	610	80.05
New York	227	58,644,068	6.50	8.302	631	82.35
Texas	425	43,379,166	4.81	8.734	616	82.10
New Jersey	158	35,624,202	3.95	8.696	620	81.39
Arizona	163	28,387,653	3.15	8.562	613	80.01
Illinois	158	25,203,046	2.79	8.516	614	81.82
Massachusetts	113	24,381,916	2.70	8.594	628	82.93
Maryland	116	24,174,428	2.68	8.409	611	80.32
Nevada	101	20,828,988	2.31	8.620	630	82.96
Washington	78	15,959,265	1.77	8.346	614	81.88
Pennsylvania	125	15,793,798	1.75	8.844	604	80.24
Georgia	120	15,668,343	1.74	8.791	612	83.85
Virginia	81	13,765,208	1.53	8.618	605	81.66
Michigan	116	12,380,534	1.37	9.169	609	85.20
Hawaii	44	12,256,736	1.36	8.256	650	81.39
Minnesota	78	11,676,251	1.29	8.879	620	84.07
Ohio	116	11,486,536	1.27	9.082	595	85.70
Connecticut	55	11,049,556	1.22	8.684	594	80.25
Colorado	62	9,726,175	1.08	8.338	608	82.99
Wisconsin	71	8,771,605	0.97	9.226	603	83.74
Oregon	53	8,213,145	0.91	8.549	632	82.90
Tennessee	72	7,330,800	0.81	8.802	610	85.22
New Mexico	40	6,439,884	0.71	8.563	596	84.64
Indiana	71	5,890,684	0.65	9.174	615	86.76
Missouri	55	5,457,899	0.60	9.525	590	82.93
Rhode Island	26	5,379,168	0.60	8.440	616	79.98
South Carolina	37	5,337,060	0.59	8.879	612	83.60
Utah	31	5,206,965	0.58	8.636	611	83.17
Alaska	17	3,536,371	0.39	8.336	616	85.00
Idaho	25	3,286,406	0.36	8.802	602	81.71
Maine	24	3,159,778	0.35	9.322	588	81.17
District of Columbia	13	2,858,954	0.32	9.079	610	83.76
Louisiana	21	2,666,381	0.30	9.402	590	83.83
*Geographic Distribution continued on the next page

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (Continued)
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
North Carolina	27	2,634,203	0.29	9.472	608	86.31
Arkansas	30	2,609,009	0.29	8.917	610	81.58
New Hampshire	15	2,602,558	0.29	8.758	622	80.97
Alabama	25	2,324,749	0.26	9.748	586	86.99
Kentucky	24	2,307,059	0.26	9.171	612	84.50
Mississippi	24	2,093,873	0.23	9.187	585	86.30
Iowa	17	1,700,012	0.19	9.527	595	84.74
Oklahoma	17	1,585,290	0.18	8.731	604	82.62
Nebraska	16	1,527,934	0.17	9.057	601	87.79
Delaware	8	1,271,056	0.14	8.289	585	80.60
Kansas	14	1,230,295	0.14	9.878	593	84.37
North Dakota	4	497,651	0.06	8.979	638	89.57
West Virginia	5	476,312	0.05	10.255	551	78.98
Montana	5	430,657	0.05	8.445	644	84.61
Vermont	2	295,065	0.03	9.887	648	74.06
South Dakota	2	232,298	0.03	10.191	525	82.21
Total:	4,878	902,542,793	100.00	8.495	620	81.48

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	4,294	811,652,220	89.93	8.423	616	81.23
Investment	409	61,548,019	6.82	9.307	645	84.06
Second Home	175	29,342,554	3.25	8.781	664	82.96
Total:	4,878	902,542,793	100.00	8.495	620	81.48

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	2,770	465,600,930	51.59	8.125	604	81.03
Stated Documentation	2,048	422,199,538	46.78	8.922	636	81.95
Limited Documentation	60	14,742,325	1.63	7.915	640	82.06
Total:	4,878	902,542,793	100.00	8.495	620	81.48

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	2,185	449,383,641	49.79	8.343	598	78.80
Purchase	2,385	391,667,102	43.40	8.755	645	84.62
Refinance - Rate Term	308	61,492,049	6.81	7.948	617	81.01
Total:	4,878	902,542,793	100.00	8.495	620	81.48

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family	3,647	657,743,615	72.88	8.471	617	81.22
PUD	599	111,011,303	12.30	8.523	619	82.48
2-4 Family	303	72,093,517	7.99	8.524	636	81.74
Condo	322	60,867,557	6.74	8.658	637	82.03
Modular	7	826,800	0.09	9.008	574	84.02
Total:	4,878	902,542,793	100.00	8.495	620	81.48

DESCRIPTION OF THE TOTAL COLLATERAL

Next Rate Adjustment Date*
			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
January 2008	1	205,414	0.03	7.750	536	79.23
February 2008	11	2,708,710	0.36	8.655	610	85.30
March 2008	45	13,526,705	1.81	7.381	654	81.57
April 2008	165	37,773,295	5.06	8.040	624	82.06
May 2008	906	202,098,299	27.05	8.390	614	80.79
June 2008	2,265	471,104,987	63.06	8.382	616	80.91
April 2009	3	469,300	0.06	9.053	560	69.98
May 2009	26	6,113,557	0.82	8.111	623	79.90
June 2009	70	13,130,170	1.76	8.219	618	77.82
Total:	3,492	747,130,437	100.00	8.345	617	80.89

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.500 - 4.999	1	367,632	0.05	8.500	567	80.00
5.000 - 5.499	5	734,338	0.10	9.197	577	82.26
5.500 - 5.999	585	133,293,547	17.84	8.149	621	80.82
6.000 - 6.499	2,559	543,627,958	72.76	8.298	621	81.57
6.500 - 6.999	237	52,185,339	6.98	9.005	580	77.97
7.000 - 7.499	95	15,616,349	2.09	9.374	562	68.14
7.500 - 7.999	7	729,004	0.10	8.683	585	81.33
8.000 - 8.499	3	576,271	0.08	8.442	527	65.02
Total:	3,492	747,130,437	100.00	8.345	617	80.89

*ARM Loans Only

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
12.500 - 12.999	19	5,408,291	0.72	5.804	665	72.69
13.000 - 13.499	40	11,928,480	1.60	6.278	642	76.02
13.500 - 13.999	208	60,140,265	8.05	6.824	644	78.15
14.000 - 14.499	312	79,393,486	10.63	7.253	631	78.21
14.500 - 14.999	640	161,003,828	21.55	7.768	629	80.46
15.000 - 15.499	521	113,117,692	15.14	8.256	616	80.17
15.500 - 15.999	591	121,953,827	16.32	8.750	615	81.26
16.000 - 16.499	443	81,892,502	10.96	9.235	594	83.21
16.500 - 16.999	359	63,015,010	8.43	9.766	592	84.82
17.000 - 17.499	182	26,749,347	3.58	10.223	578	83.45
17.500 - 17.999	121	15,453,251	2.07	10.695	589	85.08
18.000 - 18.499	39	5,117,633	0.68	11.183	579	83.06
18.500 - 18.999	13	1,646,248	0.22	11.603	589	85.30
19.000 - 19.499	4	310,578	0.04	12.060	530	75.49
Total:	3,492	747,130,437	100.00	8.345	617	80.89

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	19	5,408,291	0.72	5.804	665	72.69
6.000 - 6.499	40	11,928,480	1.60	6.278	642	76.02
6.500 - 6.999	204	59,554,847	7.97	6.816	644	78.07
7.000 - 7.499	310	79,190,359	10.60	7.251	631	78.21
7.500 - 7.999	642	161,253,465	21.58	7.765	629	80.48
8.000 - 8.499	521	113,000,043	15.12	8.252	616	80.18
8.500 - 8.999	589	121,710,541	16.29	8.745	616	81.26
9.000 - 9.499	442	81,927,464	10.97	9.232	594	83.19
9.500 - 9.999	363	63,594,077	8.51	9.765	592	84.79
10.000 - 10.499	184	26,695,232	3.57	10.212	579	83.48
10.500 - 10.999	120	15,341,373	2.05	10.687	588	85.04
11.000 - 11.499	40	5,457,561	0.73	11.184	574	82.87
11.500 - 11.999	14	1,758,126	0.24	11.614	593	85.60
12.000 - 12.499	4	310,578	0.04	12.060	530	75.49
Total:	3,492	747,130,437	100.00	8.345	617	80.89

*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	18	2,649,912	0.35	9.252	587	81.45
1.500	3,474	744,480,524	99.65	8.342	617	80.89
Total:	3,492	747,130,437	100.00	8.345	617	80.89

*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	18	2,649,912	0.35	9.252	587	81.45
1.500	3,474	744,480,524	99.65	8.342	617	80.89
Total:	3,492	747,130,437	100.00	8.345	617	80.89
*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
6.000 - 6.499	19	2,761,791	0.37	9.355	589	81.80
7.000 - 7.499	3,473	744,368,646	99.63	8.341	617	80.89
Total:	3,492	747,130,437	100.00	8.345	617	80.89
*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,485	263,559,802	29.20	8.929	622	82.43
12	202	49,294,410	5.46	8.565	624	81.57
24	2,651	508,178,280	56.31	8.311	617	81.67
36	540	81,510,300	9.03	8.194	628	77.17
Total:	4,878	902,542,793	100.00	8.495	620	81.48

DESCRIPTION OF THE GROUP 1 COLLATERAL

SUMMARY - GROUP 1 POOL*
Number of Mortgage Loans:	2,496	Index Type:
Aggregate Principal Balance:	$418,661,671	6 Month LIBOR:	79.18%
Conforming Principal Balance Loans:	$418,661,671	Fixed Rate:	20.82%
Average Principal Balance:	$167,733	W.A. Initial Periodic Cap:	1.499%
Range:	$29,961 - $559,344	W.A. Subsequent Periodic Cap:	1.499%
W.A. Coupon:	8.394%	W.A. Lifetime Rate Cap:	6.997%
Range:	5.500% - 12.950%	Property Type:
W.A. Gross Margin:	6.200%	Single Family:	76.24%
Range:	4.500% - 7.600%	PUD:	10.02%
W.A. Remaining Term (months):	355	2-4 Family:	8.64%
Range (months):	175 - 357	Condo:	4.96%
W.A. Seasoning (months):	3	Modular:	0.14%
Latest Maturity Date:	June 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	93.64%
California:	25.60%	Investment:	5.51%
Florida:	11.57%	Second Home:	0.84%
New York:	6.46%	Documentation Status:
Texas:	5.37%	Full:	60.15%
New Jersey:	5.13%	Stated:	38.69%
W.A. Original Combined LTV:	80.15%	Limited:	1.17%
Range:	16.67% - 100.00%
First Liens:	95.72%	Non-Zero W.A. Prepayment Penalty - Term (months):	25
Second Liens:	4.28%	Loans with Prepay Penalties:	69.85%
Non-Balloon Loans:	49.03%	Interest Only Loans:	3.71%
Non-Zero W.A. FICO Score:	608	Non-Zero W.A. Interest Only Term (months):	60

* Subject to a permitted variance of +/- 10%
Tables reflect actual balances through 7/31/06 that have been rolled forward assuming all scheduled payments have been received through 9/1/06.

DESCRIPTION OF THE GROUP 1 COLLATERAL

Originator
		Aggregate	% of Aggregate
	Number of	Remaining	Remaining	Mortgage		CLTV
Originator	Mortgage Loans	Principal Balance	Principal Balance	Rates(%)	FICO	(%)
New Century	2,496	418,661,671	100.00	8.394	608	80.15
Total:	2,496	418,661,671	100.00	8.394	608	80.15

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 15 Year	20	2,061,317	0.49	8.192	629	69.55
Fixed - 20 Year	26	2,747,560	0.66	7.765	612	71.05
Fixed - 25 Year	3	391,898	0.09	8.295	604	82.74
Fixed - 30 Year	598	66,678,680	15.93	8.897	626	82.00
Balloon - 30/40	73	15,300,553	3.65	7.808	630	75.98
ARM - 2 Year/6 Month	765	114,558,243	27.36	8.604	603	80.23
ARM - 2 Year/6 Month IO	58	15,526,372	3.71	7.592	660	81.93
ARM - 2 Year/6 Month 30/40 Balloon	889	189,911,564	45.36	8.225	599	79.99
ARM - 3 Year/6 Month	24	3,314,975	0.79	8.716	611	80.50
ARM - 3 Year/6 Month 30/40 Balloon	40	8,170,509	1.95	8.016	605	77.89
Total:	2,496	418,661,671	100.00	8.394	608	80.15

IO Terms
			% of Aggregate		W.A.	W.A.
IO Terms (mos.)	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	2,438	403,135,299	96.29	8.425	606	80.09
60	58	15,526,372	3.71	7.592	660	81.93
Total:	2,496	418,661,671	100.00	8.394	608	80.15

DESCRIPTION OF THE GROUP 1 COLLATERAL

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	136	5,515,205	1.32	10.894	632	93.85
50,000.01 - 100,000.00	643	49,270,108	11.77	9.271	608	83.90
100,000.01 - 150,000.00	553	69,179,508	16.52	8.685	606	79.71
150,000.01 - 200,000.00	382	66,050,562	15.78	8.416	603	77.71
200,000.01 - 250,000.00	275	61,828,672	14.77	8.177	600	77.81
250,000.01 - 300,000.00	198	54,050,524	12.91	7.961	613	78.45
300,000.01 - 350,000.00	126	40,828,491	9.75	8.077	614	80.94
350,000.01 - 400,000.00	129	48,143,168	11.50	8.044	610	80.88
400,000.01 - 450,000.00	35	14,471,085	3.46	7.789	615	84.43
450,000.01 - 500,000.00	14	6,713,202	1.60	8.144	625	84.25
500,000.01 - 550,000.00	4	2,051,803	0.49	7.827	663	84.66
550,000.01 - 600,000.00	1	559,344	0.13	7.575	608	85.00
Total:	2,496	418,661,671	100.00	8.394	608	80.15

DESCRIPTION OF THE GROUP 1 COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	138	5,615,095	1.34	10.869	631	93.64
50,000.01 - 100,000.00	641	49,170,218	11.74	9.270	608	83.91
100,000.01 - 150,000.00	555	69,479,429	16.60	8.684	606	79.73
150,000.01 - 200,000.00	380	65,750,641	15.70	8.416	603	77.68
200,000.01 - 250,000.00	275	61,828,672	14.77	8.177	600	77.81
250,000.01 - 300,000.00	199	54,350,286	12.98	7.964	613	78.49
300,000.01 - 350,000.00	127	41,227,623	9.85	8.088	613	80.92
350,000.01 - 400,000.00	127	47,444,273	11.33	8.030	611	80.87
400,000.01 - 450,000.00	35	14,471,085	3.46	7.789	615	84.43
450,000.01 - 500,000.00	14	6,713,202	1.60	8.144	625	84.25
500,000.01 - 550,000.00	4	2,051,803	0.49	7.827	663	84.66
550,000.01 - 600,000.00	1	559,344	0.13	7.575	608	85.00
Total:	2,496	418,661,671	100.00	8.394	608	80.15

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	20	2,061,317	0.49	8.192	629	69.55
181 - 240	26	2,747,560	0.66	7.765	612	71.05
241 - 300	3	391,898	0.09	8.295	604	82.74
301 - 360	2,447	413,460,896	98.76	8.399	608	80.26
Total:	2,496	418,661,671	100.00	8.394	608	80.15

DESCRIPTION OF THE GROUP 1 COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	15	4,073,676	0.97	5.760	654	70.52
6.000 - 6.499	43	9,925,463	2.37	6.306	639	71.12
6.500 - 6.999	190	43,336,494	10.35	6.798	632	74.21
7.000 - 7.499	215	44,640,455	10.66	7.235	620	76.76
7.500 - 7.999	392	76,158,883	18.19	7.763	612	79.67
8.000 - 8.499	336	59,222,838	14.15	8.241	605	79.48
8.500 - 8.999	378	64,354,453	15.37	8.746	602	80.38
9.000 - 9.499	254	41,218,082	9.85	9.242	586	82.71
9.500 - 9.999	229	33,831,307	8.08	9.768	590	83.99
10.000 - 10.499	150	16,922,857	4.04	10.240	589	83.04
10.500 - 10.999	92	8,945,756	2.14	10.712	594	87.59
11.000 - 11.499	64	5,733,910	1.37	11.211	634	93.61
11.500 - 11.999	68	5,878,590	1.40	11.743	627	95.27
12.000 - 12.499	44	2,873,230	0.69	12.167	628	99.07
12.500 - 12.999	26	1,545,676	0.37	12.662	623	99.27
Total:	2,496	418,661,671	100.00	8.394	608	80.15

DESCRIPTION OF THE GROUP 1 COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	85	12,909,308	3.08	7.700	602	41.82
50.01 - 55.00	29	4,928,272	1.18	8.152	612	52.45
55.01 - 60.00	78	14,772,571	3.53	7.959	606	57.90
60.01 - 65.00	101	20,893,768	4.99	7.708	599	63.38
65.01 - 70.00	112	22,470,991	5.37	8.032	595	68.78
70.01 - 75.00	177	34,657,966	8.28	8.101	601	73.98
75.01 - 80.00	722	116,431,801	27.81	8.077	614	79.68
80.01 - 85.00	337	65,333,289	15.61	8.521	590	84.50
85.01 - 90.00	425	76,964,743	18.38	8.695	608	89.62
90.01 - 95.00	152	29,720,516	7.10	8.419	629	94.77
95.01 - 100.00	278	19,578,443	4.68	11.141	648	99.95
Total:	2,496	418,661,671	100.00	8.394	608	80.15

DESCRIPTION OF THE GROUP 1 COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	31	3,240,725	0.77	9.747	512	82.47
525 - 549	237	38,103,052	9.10	8.820	540	76.15
550 - 574	383	68,756,872	16.42	8.650	561	78.12
575 - 599	471	79,723,127	19.04	8.537	588	79.45
600 - 624	480	79,868,960	19.08	8.237	612	80.02
625 - 649	399	69,882,321	16.69	8.113	637	82.55
650 - 674	311	45,608,508	10.89	8.459	660	84.78
675 - 699	96	18,376,662	4.39	7.819	685	81.34
700 - 724	44	8,047,049	1.92	7.821	711	76.01
725 - 749	24	3,784,990	0.90	7.646	738	79.43
750 - 774	13	1,944,963	0.46	7.896	760	82.21
775 - 799	4	1,112,635	0.27	6.894	780	66.52
800 - 824	3	211,809	0.05	8.745	804	76.72
Total:	2,496	418,661,671	100.00	8.394	608	80.15

DESCRIPTION OF THE GROUP 1 COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	441	107,192,237	25.60	8.029	612	76.55
Florida	298	48,431,989	11.57	8.345	599	77.53
New York	115	27,062,452	6.46	8.307	610	80.88
Texas	226	22,501,265	5.37	8.529	613	81.39
New Jersey	95	21,478,967	5.13	8.596	613	81.33
Illinois	103	16,043,470	3.83	8.443	608	82.85
Arizona	89	14,980,302	3.58	8.334	606	79.07
Maryland	66	13,619,979	3.25	8.221	612	79.34
Massachusetts	59	11,707,719	2.80	8.478	621	82.00
Pennsylvania	73	9,706,508	2.32	8.741	600	79.45
Washington	46	8,571,459	2.05	8.252	620	84.21
Nevada	41	8,266,859	1.97	8.520	604	81.48
Michigan	79	8,152,646	1.95	9.082	599	84.75
Virginia	49	7,608,665	1.82	8.710	599	81.54
Ohio	72	7,413,101	1.77	8.886	592	84.80
Georgia	63	7,047,782	1.68	8.923	602	82.77
Connecticut	34	6,980,308	1.67	8.264	596	80.68
Colorado	46	6,873,674	1.64	8.393	616	83.76
Wisconsin	46	5,620,319	1.34	9.101	607	85.18
Minnesota	41	5,155,177	1.23	8.763	615	84.95
New Mexico	25	4,512,014	1.08	8.216	605	85.17
Hawaii	16	4,459,164	1.07	7.881	624	81.66
Tennessee	42	4,279,135	1.02	8.479	611	85.75
Indiana	45	3,797,472	0.91	9.099	607	86.80
Oregon	21	3,510,333	0.84	8.302	625	83.15
Missouri	36	3,482,984	0.83	9.465	601	83.81
Rhode Island	16	3,382,440	0.81	8.104	625	77.06
Utah	19	2,719,639	0.65	8.761	609	81.68
Alaska	13	2,539,515	0.61	8.428	613	86.37
South Carolina	19	2,468,816	0.59	8.782	598	85.90
District of Columbia	8	1,789,738	0.43	9.044	593	82.15
New Hampshire	10	1,784,611	0.43	8.639	616	80.52
Idaho	8	1,453,877	0.35	8.281	610	83.08
Maine	12	1,450,380	0.35	8.786	603	81.32

*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP 1 COLLATERAL

Geographic Distribution (Continued)
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Louisiana	12	1,449,419	0.35	8.868	602	85.45
North Carolina	14	1,396,993	0.33	9.043	608	84.74
Arkansas	14	1,236,389	0.30	8.689	610	79.61
Alabama	15	1,212,012	0.29	9.469	580	86.44
Mississippi	11	1,157,363	0.28	9.347	582	85.36
Nebraska	9	1,008,403	0.24	8.854	586	88.19
Oklahoma	10	985,281	0.24	8.720	603	83.39
Delaware	5	955,242	0.23	8.076	590	77.68
Kansas	10	949,404	0.23	9.903	590	84.55
Iowa	10	872,251	0.21	9.448	593	86.29
Kentucky	4	350,271	0.08	8.663	642	79.48
Montana	3	304,985	0.07	8.333	643	82.71
West Virginia	3	252,950	0.06	9.440	591	81.13
North Dakota	2	205,029	0.05	8.840	673	88.96
Vermont	1	176,555	0.04	9.475	584	60.00
South Dakota	1	104,127	0.02	9.350	532	90.00
Total:	2,496	418,661,671	100.00	8.394	608	80.15

DESCRIPTION OF THE GROUP 1 COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	2,329	392,049,079	93.64	8.359	607	80.23
Investment	146	23,088,701	5.51	8.934	629	79.33
Second Home	21	3,523,891	0.84	8.756	648	77.54
Total:	2,496	418,661,671	100.00	8.394	608	80.15

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	1,611	251,806,084	60.15	8.031	604	80.53
Stated Documentation	865	161,971,962	38.69	8.974	615	79.60
Limited Documentation	20	4,883,625	1.17	7.825	616	79.05
Total:	2,496	418,661,671	100.00	8.394	608	80.15

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	1,619	310,329,393	74.12	8.331	605	78.90
Purchase	631	63,721,325	15.22	9.042	618	85.31
Refinance - Rate Term	246	44,610,954	10.66	7.905	622	81.51
Total:	2,496	418,661,671	100.00	8.394	608	80.15

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family	1,968	319,168,928	76.24	8.407	606	80.12
PUD	246	41,970,277	10.02	8.290	607	80.66
2-4 Family	153	36,162,317	8.64	8.341	623	79.39
Condo	124	20,765,429	4.96	8.479	620	80.94
Modular	5	594,721	0.14	8.678	571	81.69
Total:	2,496	418,661,671	100.00	8.394	608	80.15

DESCRIPTION OF THE GROUP 1 COLLATERAL

Next Rate Adjustment Date*
			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
January 2008	1	205,414	0.06	7.750	536	79.23
February 2008	6	1,649,140	0.50	8.760	583	84.14
March 2008	10	2,127,655	0.64	8.031	655	84.25
April 2008	56	11,286,751	3.40	8.180	610	82.58
May 2008	441	88,410,713	26.67	8.310	603	80.66
June 2008	1,198	216,316,505	65.26	8.346	604	79.77
April 2009	1	157,359	0.05	10.250	574	90.00
May 2009	16	3,160,356	0.95	8.397	614	81.56
June 2009	47	8,167,770	2.46	8.110	604	77.30
Total:	1,776	331,481,663	100.00	8.326	604	80.11

*ARM Loans Only

DESCRIPTION OF THE GROUP 1 COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.500 - 4.999	1	367,632	0.11	8.500	567	80.00
5.000 - 5.499	4	578,461	0.17	9.170	594	82.87
5.500 - 5.999	305	61,165,874	18.45	8.166	606	80.14
6.000 - 6.499	1,272	230,637,735	69.58	8.263	606	80.85
6.500 - 6.999	133	28,392,685	8.57	8.863	589	77.74
7.000 - 7.499	57	9,849,680	2.97	9.177	582	69.35
7.500 - 7.999	4	489,598	0.15	8.628	602	83.02
Total:	1,776	331,481,663	100.00	8.326	604	80.11

*ARM Loans Only

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
12.500 - 12.999	15	4,073,676	1.23	5.760	654	70.52
13.000 - 13.499	22	5,112,828	1.54	6.295	619	73.27
13.500 - 13.999	120	28,767,459	8.68	6.815	624	76.58
14.000 - 14.499	173	37,247,250	11.24	7.245	615	76.59
14.500 - 14.999	314	63,812,090	19.25	7.766	611	80.38
15.000 - 15.499	277	51,485,098	15.53	8.241	605	79.91
15.500 - 15.999	297	54,075,950	16.31	8.756	601	80.67
16.000 - 16.499	225	37,408,753	11.29	9.243	587	83.24
16.500 - 16.999	175	28,710,999	8.66	9.771	589	83.52
17.000 - 17.499	87	12,001,248	3.62	10.234	574	82.28
17.500 - 17.999	50	5,865,825	1.77	10.697	572	83.56
18.000 - 18.499	12	1,745,070	0.53	11.150	599	84.20
18.500 - 18.999	8	1,106,496	0.33	11.614	578	82.55
19.000 - 19.499	1	68,921	0.02	12.040	560	75.00
Total:	1,776	331,481,663	100.00	8.326	604	80.11

*ARM Loans Only

DESCRIPTION OF THE GROUP 1 COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	15	4,073,676	1.23	5.760	654	70.52
6.000 - 6.499	22	5,112,828	1.54	6.295	619	73.27
6.500 - 6.999	117	28,288,549	8.53	6.802	624	76.40
7.000 - 7.499	172	37,129,564	11.20	7.243	615	76.58
7.500 - 7.999	317	64,291,000	19.40	7.765	611	80.43
8.000 - 8.499	278	51,602,785	15.57	8.241	605	79.91
8.500 - 8.999	295	53,770,369	16.22	8.750	601	80.68
9.000 - 9.499	224	37,318,469	11.26	9.241	587	83.25
9.500 - 9.999	177	29,016,580	8.75	9.770	588	83.47
10.000 - 10.499	88	12,091,532	3.65	10.234	574	82.26
10.500 - 10.999	50	5,865,825	1.77	10.697	572	83.56
11.000 - 11.499	12	1,745,070	0.53	11.150	599	84.20
11.500 - 11.999	8	1,106,496	0.33	11.614	578	82.55
12.000 - 12.499	1	68,921	0.02	12.040	560	75.00
Total:	1,776	331,481,663	100.00	8.326	604	80.11

*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	7	992,461	0.30	8.524	610	83.13
1.500	1,769	330,489,202	99.70	8.325	604	80.10
Total:	1,776	331,481,663	100.00	8.326	604	80.11

*ARM Loans Only

DESCRIPTION OF THE GROUP 1 COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	7	992,461	0.30	8.524	610	83.13
1.500	1,769	330,489,202	99.70	8.325	604	80.10
Total:	1,776	331,481,663	100.00	8.326	604	80.11

*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
6.000 - 6.499	7	992,461	0.30	8.524	610	83.13
7.000 - 7.499	1,769	330,489,202	99.70	8.325	604	80.10
Total:	1,776	331,481,663	100.00	8.326	604	80.11

*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	782	126,219,116	30.15	8.773	609	81.61
12	105	23,180,836	5.54	8.418	616	79.12
24	1,270	217,894,530	52.05	8.264	604	80.53
36	339	51,367,189	12.27	7.999	621	75.42
Total:	2,496	418,661,671	100.00	8.394	608	80.15

DESCRIPTION OF THE GROUP 2 COLLATERAL

SUMMARY - GROUP 2 POOL*
Number of Mortgage Loans:	2,382	Index Type:
Aggregate Principal Balance:	$483,881,121	6 Month LIBOR:	85.90%
Conforming Principal Balance Loans:	$345,414,932	Fixed Rate:	14.10%
Average Principal Balance:	$203,141	W.A. Initial Periodic Cap:	1.498%
Range:	$27,364 - $649,023	W.A. Subsequent Periodic Cap:	1.498%
W.A. Coupon:	8.582%	W.A. Lifetime Rate Cap:	6.996%
Range:	5.775% - 13.900%	Property Type:
W.A. Gross Margin:	6.192%	Single Family:	69.97%
Range:	5.200% - 8.450%	PUD:	14.27%
W.A. Remaining Term (months):	356	2-4 Family:	7.43%
Range (months):	176 - 357	Condo:	8.29%
W.A. Seasoning (months):	4	Modular:	0.05%
Latest Maturity Date:	June 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	86.72%
California:	43.11%	Investment:	7.95%
Florida:	10.45%	Second Home:	5.34%
New York:	6.53%	Documentation Status:
Texas:	4.31%	Full:	44.18%
New Jersey:	2.92%	Stated:	53.78%
W.A. Original Combined LTV:	82.62%	Easy:	2.04%
Range:	28.30% - 100.00%
First Liens:	92.38%	Non-Zero W.A. Prepayment Penalty - Term (months):	24
Second Liens:	7.62%	Loans with Prepay Penalties:	71.62%
Non-Balloon Loans:	51.62%	Interest Only Loans:	17.70%
Non-Zero W.A. FICO Score:	629	Non-Zero W.A. Interest Only Term (months):	60

* Subject to a permitted variance of +/- 10%
Tables reflect actual balances through 7/31/06 that have been rolled forward assuming all scheduled payments have been received through 9/1/06.

DESCRIPTION OF THE GROUP 2 COLLATERAL

Originator
		Aggregate	% of Aggregate
	Number of	Remaining	Remaining	Mortgage		CLTV
Originator	Mortgage Loans	Principal Balance	Principal Balance	Rates(%)	FICO	(%)
New Century	2,382	483,881,121	100.00	8.582	629	82.62
Total:	2,382	483,881,121	100.00	8.582	629	82.62

Collateral Type
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 15 Year	7	423,967	0.09	9.653	544	79.64
Fixed - 20 Year	4	430,854	0.09	8.004	629	73.26
Fixed - 30 Year	612	55,446,077	11.46	10.343	647	91.45
Balloon - 30/40	43	11,931,450	2.47	8.128	642	80.67
ARM - 2 Year/6 Month	638	104,924,194	21.68	8.892	613	82.00
ARM - 2 Year/6 Month IO	277	85,656,658	17.70	7.744	648	80.95
ARM - 2 Year/6 Month 30/40 Balloon	766	216,840,380	44.81	8.352	625	81.64
ARM - 3 Year/6 Month	14	2,909,434	0.60	8.595	663	77.04
ARM - 3 Year/6 Month 30/40 Balloon	21	5,318,108	1.10	7.964	619	78.15
Total:	2,382	483,881,121	100.00	8.582	629	82.62

IO Terms
			% of Aggregate		W.A.	W.A.
IO Terms (mos.)	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	2,105	398,224,464	82.30	8.762	626	82.98
60	277	85,656,658	17.70	7.744	648	80.95
Total:	2,382	483,881,121	100.00	8.582	629	82.62

DESCRIPTION OF THE GROUP 2 COLLATERAL

Principal Balance at Origination
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	132	5,369,117	1.11	11.123	640	97.67
50,000.01 - 100,000.00	642	46,764,297	9.66	10.266	621	89.20
100,000.01 - 150,000.00	404	50,077,159	10.35	9.521	617	84.63
150,000.01 - 200,000.00	247	42,875,417	8.86	8.842	612	80.41
200,000.01 - 250,000.00	230	51,469,674	10.64	8.351	616	80.21
250,000.01 - 300,000.00	162	44,235,207	9.14	8.325	624	80.50
300,000.01 - 350,000.00	134	43,558,578	9.00	8.163	634	81.89
350,000.01 - 400,000.00	102	37,773,378	7.81	8.174	641	81.81
400,000.01 - 450,000.00	111	47,354,836	9.79	8.109	634	82.69
450,000.01 - 500,000.00	92	43,461,638	8.98	7.990	637	82.18
500,000.01 - 550,000.00	54	28,149,197	5.82	7.929	652	82.49
550,000.01 - 600,000.00	45	25,819,184	5.34	7.934	660	80.69
600,000.01 - 650,000.00	27	16,973,439	3.51	7.973	632	80.01
Total:	2,382	483,881,121	100.00	8.582	629	82.62

DESCRIPTION OF THE GROUP 2 COLLATERAL

Remaining Principal Balance
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	133	5,396,481	1.12	11.111	641	97.58
50,000.01 - 100,000.00	642	46,764,297	9.66	10.266	621	89.20
100,000.01 - 150,000.00	404	50,077,159	10.35	9.521	617	84.63
150,000.01 - 200,000.00	247	42,875,417	8.86	8.842	612	80.41
200,000.01 - 250,000.00	230	51,469,674	10.64	8.351	616	80.21
250,000.01 - 300,000.00	164	44,815,582	9.26	8.306	625	80.31
300,000.01 - 350,000.00	133	43,259,254	8.94	8.170	634	82.09
350,000.01 - 400,000.00	101	37,746,014	7.80	8.174	641	81.81
400,000.01 - 450,000.00	112	47,804,328	9.88	8.098	634	82.67
450,000.01 - 500,000.00	91	43,231,086	8.93	7.990	637	82.25
500,000.01 - 550,000.00	53	27,649,206	5.71	7.960	651	82.43
550,000.01 - 600,000.00	45	25,819,184	5.34	7.934	660	80.69
600,000.01 - 650,000.00	27	16,973,439	3.51	7.973	632	80.01
Total:	2,382	483,881,121	100.00	8.582	629	82.62

Remaining Term
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	7	423,967	0.09	9.653	544	79.64
181 - 240	4	430,854	0.09	8.004	629	73.26
301 - 360	2,371	483,026,301	99.82	8.582	630	82.63
Total:	2,382	483,881,121	100.00	8.582	629	82.62

DESCRIPTION OF THE GROUP 2 COLLATERAL

Mortgage Rate
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	4	1,334,615	0.28	5.939	697	79.29
6.000 - 6.499	27	10,364,498	2.14	6.283	674	74.23
6.500 - 6.999	102	36,489,562	7.54	6.832	661	79.16
7.000 - 7.499	147	43,936,488	9.08	7.257	646	79.68
7.500 - 7.999	349	103,131,173	21.31	7.767	641	80.18
8.000 - 8.499	262	64,273,929	13.28	8.262	627	80.39
8.500 - 8.999	320	71,598,916	14.80	8.741	627	81.58
9.000 - 9.499	250	48,205,224	9.96	9.228	603	83.14
9.500 - 9.999	263	40,856,108	8.44	9.761	601	87.01
10.000 - 10.499	133	17,483,144	3.61	10.194	589	85.88
10.500 - 10.999	154	16,542,516	3.42	10.718	632	90.82
11.000 - 11.499	98	8,930,739	1.85	11.205	621	91.40
11.500 - 11.999	85	6,471,014	1.34	11.761	638	98.79
12.000 - 12.499	89	6,859,635	1.42	12.182	625	98.50
12.500 - 12.999	75	5,830,567	1.20	12.656	625	100.00
13.000 - 13.499	17	1,027,468	0.21	13.127	623	100.00
13.500 - 13.999	7	545,525	0.11	13.729	622	100.00
Total:	2,382	483,881,121	100.00	8.582	629	82.62

DESCRIPTION OF THE GROUP 2 COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	32	5,505,135	1.14	7.937	580	40.86
50.01 - 55.00	17	3,203,772	0.66	7.648	588	53.07
55.01 - 60.00	24	5,665,423	1.17	8.237	575	58.03
60.01 - 65.00	37	7,452,812	1.54	8.427	565	63.98
65.01 - 70.00	61	15,748,488	3.25	8.210	583	69.09
70.01 - 75.00	91	16,862,224	3.48	8.851	551	73.90
75.01 - 80.00	972	245,397,151	50.71	8.038	645	79.89
80.01 - 85.00	200	42,580,607	8.80	8.639	581	84.52
85.01 - 90.00	319	72,128,604	14.91	8.863	628	89.67
90.01 - 95.00	125	31,624,291	6.54	9.042	645	94.91
95.01 - 100.00	504	37,712,614	7.79	11.428	658	100.00
Total:	2,382	483,881,121	100.00	8.582	629	82.62

DESCRIPTION OF THE GROUP 2 COLLATERAL

FICO Score at Origination
			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	253	39,846,855	8.23	9.341	512	75.69
525 - 549	145	24,189,871	5.00	9.112	531	76.81
550 - 574	120	26,484,513	5.47	8.897	562	82.31
575 - 599	229	48,871,762	10.10	8.619	589	82.03
600 - 624	385	76,245,741	15.76	8.533	612	84.10
625 - 649	454	88,492,585	18.29	8.670	637	84.72
650 - 674	263	67,666,242	13.98	8.135	662	81.88
675 - 699	203	44,073,014	9.11	8.439	685	84.82
700 - 724	155	32,320,500	6.68	8.252	711	84.63
725 - 749	100	20,904,004	4.32	8.266	735	83.58
750 - 774	47	9,366,049	1.94	8.665	757	85.94
775 - 799	26	5,099,009	1.05	7.767	784	81.49
800 - 824	2	320,976	0.07	8.550	807	80.00
Total:	2,382	483,881,121	100.00	8.582	629	82.62

DESCRIPTION OF THE GROUP 2 COLLATERAL

Geographic Distribution*
	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	701	208,596,323	43.11	8.278	638	82.52
Florida	311	50,583,251	10.45	8.865	622	82.46
New York	112	31,581,617	6.53	8.298	648	83.62
Texas	199	20,877,901	4.31	8.955	620	82.86
New Jersey	63	14,145,235	2.92	8.847	630	81.48
Arizona	74	13,407,352	2.77	8.817	621	81.06
Massachusetts	54	12,674,196	2.62	8.701	633	83.79
Nevada	60	12,562,129	2.60	8.686	647	83.93
Maryland	50	10,554,449	2.18	8.650	610	81.59
Illinois	55	9,159,576	1.89	8.643	625	80.01
Georgia	57	8,620,561	1.78	8.683	620	84.72
Hawaii	28	7,797,572	1.61	8.470	665	81.23
Washington	32	7,387,806	1.53	8.455	606	79.17
Minnesota	37	6,521,073	1.35	8.971	623	83.37
Virginia	32	6,156,544	1.27	8.504	612	81.82
Pennsylvania	52	6,087,290	1.26	9.009	611	81.49
Oregon	32	4,702,812	0.97	8.733	637	82.71
Michigan	37	4,227,888	0.87	9.337	629	86.06
Ohio	44	4,073,435	0.84	9.437	602	87.34
Connecticut	21	4,069,248	0.84	9.405	591	79.52
Wisconsin	25	3,151,285	0.65	9.450	596	81.19
Tennessee	30	3,051,665	0.63	9.254	608	84.49
South Carolina	18	2,868,244	0.59	8.961	624	81.61
Colorado	16	2,852,502	0.59	8.207	587	81.12
Utah	12	2,487,326	0.51	8.499	613	84.79
Indiana	26	2,093,211	0.43	9.311	629	86.68
Rhode Island	10	1,996,728	0.41	9.009	601	84.92
Missouri	19	1,974,915	0.41	9.632	570	81.39
Kentucky	20	1,956,787	0.40	9.262	607	85.40
New Mexico	15	1,927,870	0.40	9.375	573	83.38
Idaho	17	1,832,529	0.38	9.216	596	80.62
Maine	12	1,709,398	0.35	9.777	574	81.04
Arkansas	16	1,372,620	0.28	9.121	609	83.36
North Carolina	13	1,237,211	0.26	9.957	608	88.07

*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP 2 COLLATERAL

Geographic Distribution (Continued)
	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Louisiana	9	1,216,963	0.25	10.038	574	81.89
Alabama	10	1,112,737	0.23	10.052	593	87.59
District of Columbia	5	1,069,216	0.22	9.137	638	86.44
Alaska	4	996,856	0.21	8.102	626	81.50
Mississippi	13	936,510	0.19	8.989	589	87.48
Iowa	7	827,761	0.17	9.610	597	83.12
New Hampshire	5	817,947	0.17	9.018	635	81.94
Oklahoma	7	600,009	0.12	8.748	607	81.36
Nebraska	7	519,531	0.11	9.451	629	87.00
Delaware	3	315,814	0.07	8.934	570	89.44
North Dakota	2	292,622	0.06	9.076	614	90.00
Kansas	4	280,891	0.06	9.795	603	83.77
West Virginia	2	223,362	0.05	11.177	506	76.55
South Dakota	1	128,171	0.03	10.875	519	75.89
Montana	2	125,671	0.03	8.717	648	89.21
Vermont	1	118,510	0.02	10.500	744	95.00
Total:	2,382	483,881,121	100.00	8.582	629	82.62

DESCRIPTION OF THE GROUP 2 COLLATERAL

Occupancy Status
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	1,965	419,603,141	86.72	8.483	625	82.16
Investment	263	38,459,317	7.95	9.531	655	86.90
Second Home	154	25,818,663	5.34	8.785	666	83.70
Total:	2,382	483,881,121	100.00	8.582	629	82.62

Documentation Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Stated Documentation	1,183	260,227,576	53.78	8.890	649	83.41
Full Documentation	1,159	213,794,846	44.18	8.236	604	81.62
Limited Documentation	40	9,858,699	2.04	7.959	652	83.55
Total:	2,382	483,881,121	100.00	8.582	629	82.62

Loan Purpose
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Purchase	1,754	327,945,778	67.77	8.699	650	84.48
Refinance - Cashout	566	139,054,248	28.74	8.369	583	78.59
Refinance - Rate Term	62	16,881,096	3.49	8.060	605	79.69
Total:	2,382	483,881,121	100.00	8.582	629	82.62

Property Type
			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family	1,679	338,574,687	69.97	8.531	626	82.26
PUD	353	69,041,027	14.27	8.664	626	83.59
Condo	198	40,102,129	8.29	8.751	645	82.60
2-4 Family	150	35,931,201	7.43	8.708	650	84.11
Modular	2	232,079	0.05	9.854	580	90.00
Total:	2,382	483,881,121	100.00	8.582	629	82.62

DESCRIPTION OF THE GROUP 2 COLLATERAL

Next Rate Adjustment Date*
			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
February 2008	5	1,059,569	0.25	8.493	653	87.11
March 2008	35	11,399,050	2.74	7.260	653	81.07
April 2008	109	26,486,544	6.37	7.981	630	81.84
May 2008	465	113,687,585	27.35	8.451	623	80.89
June 2008	1,067	254,788,482	61.30	8.412	627	81.88
April 2009	2	311,941	0.08	8.450	553	59.88
May 2009	10	2,953,201	0.71	7.805	632	78.12
June 2009	23	4,962,400	1.19	8.398	641	78.67
Total:	1,716	415,648,774	100.00	8.360	627	81.51

*ARM Loans Only

DESCRIPTION OF THE GROUP 2 COLLATERAL

Gross Margin*
			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	1	155,877	0.04	9.300	512	80.00
5.500 - 5.999	280	72,127,673	17.35	8.134	634	81.40
6.000 - 6.499	1,287	312,990,223	75.30	8.324	632	82.11
6.500 - 6.999	104	23,792,654	5.72	9.173	570	78.24
7.000 - 7.499	38	5,766,669	1.39	9.711	528	66.05
7.500 - 7.999	3	239,406	0.06	8.796	550	77.89
8.000 - 8.499	3	576,271	0.14	8.442	527	65.02
Total:	1,716	415,648,774	100.00	8.360	627	81.51

*ARM Loans Only

Maximum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
12.500 - 12.999	4	1,334,615	0.32	5.939	697	79.29
13.000 - 13.499	18	6,815,652	1.64	6.266	660	78.08
13.500 - 13.999	88	31,372,806	7.55	6.833	663	79.58
14.000 - 14.499	139	42,146,235	10.14	7.261	645	79.64
14.500 - 14.999	326	97,191,737	23.38	7.769	641	80.51
15.000 - 15.499	244	61,632,593	14.83	8.267	625	80.39
15.500 - 15.999	294	67,877,877	16.33	8.746	627	81.73
16.000 - 16.499	218	44,483,749	10.70	9.229	600	83.19
16.500 - 16.999	184	34,304,011	8.25	9.762	596	85.91
17.000 - 17.499	95	14,748,100	3.55	10.214	582	84.40
17.500 - 17.999	71	9,587,426	2.31	10.693	599	86.01
18.000 - 18.499	27	3,372,562	0.81	11.200	569	82.47
18.500 - 18.999	5	539,752	0.13	11.579	613	90.95
19.000 - 19.499	3	241,657	0.06	12.066	522	75.63
Total:	1,716	415,648,774	100.00	8.360	627	81.51

*ARM Loans Only

DESCRIPTION OF THE GROUP 2 COLLATERAL

Minimum Mortgage Rate*
			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	4	1,334,615	0.32	5.939	697	79.29
6.000 - 6.499	18	6,815,652	1.64	6.266	660	78.08
6.500 - 6.999	87	31,266,298	7.52	6.829	662	79.58
7.000 - 7.499	138	42,060,795	10.12	7.258	645	79.64
7.500 - 7.999	325	96,962,465	23.33	7.765	641	80.51
8.000 - 8.499	243	61,397,258	14.77	8.262	625	80.40
8.500 - 8.999	294	67,940,172	16.35	8.742	627	81.72
9.000 - 9.499	218	44,608,996	10.73	9.225	601	83.15
9.500 - 9.999	186	34,577,497	8.32	9.762	595	85.89
10.000 - 10.499	96	14,603,701	3.51	10.194	583	84.48
10.500 - 10.999	70	9,475,548	2.28	10.680	599	85.96
11.000 - 11.499	28	3,712,491	0.89	11.200	563	82.25
11.500 - 11.999	6	651,631	0.16	11.613	617	90.79
12.000 - 12.499	3	241,657	0.06	12.066	522	75.63
Total:	1,716	415,648,774	100.00	8.360	627	81.51

*ARM Loans Only

Initial Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	11	1,657,451	0.40	9.688	573	80.45
1.500	1,705	413,991,322	99.60	8.354	627	81.52
Total:	1,716	415,648,774	100.00	8.360	627	81.51

*ARM Loans Only

DESCRIPTION OF THE GROUP 2 COLLATERAL

Subsequent Periodic Rate Cap*
			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	11	1,657,451	0.40	9.688	573	80.45
1.500	1,705	413,991,322	99.60	8.354	627	81.52
Total:	1,716	415,648,774	100.00	8.360	627	81.51

*ARM Loans Only

Lifetime Periodic Cap*
			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
6.000 - 6.499	12	1,769,330	0.43	9.820	577	81.05
7.000 - 7.499	1,704	413,879,444	99.57	8.353	627	81.52
Total:	1,716	415,648,774	100.00	8.360	627	81.51

*ARM Loans Only

Original Prepayment Charge Term
			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	703	137,340,686	28.38	9.072	635	83.18
12	97	26,113,575	5.40	8.696	630	83.75
24	1,381	290,283,750	59.99	8.346	626	82.52
36	201	30,143,111	6.23	8.526	640	80.14
Total:	2,382	483,881,121	100.00	8.582	629	82.62

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Gary Huang	212-250-7943

ABS Banking
Sue Valenti	212-250-3455
Karan Mehta	212-250-0869

ABS Structuring
Bill Yeung	212-250-6893
Christopher Sudol	212-250-0507

ABS Collateral
Reta Chandra	212-250-2729

Rating Agencies
Moody’s
Gulmira Karaguishiyeva	201-395-6354
S&P
Truc Bui	212-438-2673